UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2007

SKYE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27549	88-0362112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifica-tion No.)

7701 E. Gray Rd., Suite 4 Scottsdale AZ 85260
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 993-2300

7650 E. Evans Rd., Suite C Scottsdale Arizona 85260
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On May 2, 2007, Judge Roslyn O. Silver of the United States District Court for the District of Arizona issued an Order rejecting the Plaintiffs’ requested Preliminary Injunction relief in the pending Skye Shareholder’s Derivative Lawsuit, Stebbins v. Johnson, Civil Action No. 06-1291-PHX-ROS. The Court also dissolved all restrictions imposed by a prior Temporary Restraining Order and Stipulated Order, which frees the Company to conduct its corporate business without any further interference or restraint by the Court or the Stebbins Plaintiffs.

“This Order is an excellent development for the Company,” says Perry Logan, Skye’s President and CEO, “and now that the Company is freed from the prior restrictions, we anticipate holding a shareholder meeting in the near future.” According to Mr. Logan, “the Plaintiffs’ claims have unnecessarily cost the Company in lost time and opportunities, and the Company has had to expend a tremendous amount of money in attorney fees to fight these frivolous claims.” Mr. Logan also indicated that the Company would be pursuing reimbursement for those losses in the form of Counterclaim damages.

The Shareholder Derivative Lawsuit was filed in May 2006 by four stockholders and the principal Plaintiffs Jeffrey M. Stebbins and Corbin Jones, two Arizona-based stockbrokers. In their lawsuit, Messrs. Stebbins and Jones made numerous allegations complaining about the actions of the Company, including serious allegations that the Company had engaged in acts of fraud and corporate waste by issuing shares of Skye stock to Company consultants. In the May 2, 2007 Order, the District of Arizona found that none of the Stebbins Plaintiffs’ arguments were convincing, the Stebbins Plaintiffs failed to present any evidence that would support a finding of corporate fraud or waste, and the Stebbins Plaintiffs had made no showing of likelihood of success on the merits of their claims.

During a ten month investigation into the matter following the filing of the lawsuit, the Company and its counsel determined that there was no merit to the claims made by Stebbins Plaintiffs. After reporting the results of this investigation to the Board of Directors, the Company’s Board of Directors took affirmative actions to ratify the Company’s prior actions. After hearing the testimony from five of the Board of Directors and other Skye personnel and consultants at the Preliminary Injunction Hearing on February 21-22, 2007, the District of Arizona accepted the ratification actions of the Skye Board of Directors, which were based on the Board’s reasonable investigation.

As a summary of the case, the District of Arizona found that a vast majority of the Stebbins Plaintiffs’ complaint has been rendered moot. Based on the Court’s May 2, 2007 rulings, Judge Silver stated “it is not clear that Plaintiffs have any viable claims remaining” in this case. The District of Arizona also ruled on other matters, including a ruling that the prior Answer and Counterclaim filed by Skye did not comply with the proper form of such a pleading under Rule 8 of the Federal Rules of Civil Procedure. The Court gave the Company until May 14, 2007 to file an Amended Answer and Counterclaim, which the Company is currently preparing and anticipates filing prior to that deadline so as to recover its Counterclaim damages.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC

Date: May 7, 2007	By:	/s/ PERRY LOGAN
Perry Logan
Title President